UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 2, 2019

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-37745	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2019, the Compensation Committee of the Board of Directors of RealNetworks, Inc. approved the 2019 Executive MBO Plan. The Compensation Committee will administer this plan, which is pursuant to the RealNetworks 2005 Stock Incentive Plan, as amended and restated.
Payouts under the 2019 Executive MBO Plan will be determined by our Compensation Committee and will be based on company and/or divisional financial performance and individual performance. Financial performance will be measured by the achievement of specific financial goals related to revenue and contribution margin by reportable segment. Contribution margin by reportable segment is a non-GAAP measure that we define as operating income (loss) including other income (expense) net, but excluding the impact of the following: depreciation and amortization, acquisitions related intangible asset amortization, stock-based compensation, restructuring and other charges, and lease exit and related charges. Individual performance will be measured based on specified individual strategic and commercial business objectives.
Any bonuses payable pursuant to the 2019 Executive Bonus Plan will be paid in cash or in the form of fully vested restricted stock units, or a combination thereof.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Pursuant to the rules and regulations of the SEC, the attached exhibits are deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description
10.1	2019 Executive MBO Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Corporate Secretary
Dated: April 5, 2019

EXHIBIT INDEX

Exhibit No.	Description
10.1	2019 Executive MBO Plan